                                                                    EXHIBIT 10.5


This Convertible Subordinated Promissory Note shall not be sold, offered for sale, pledged, or hypothecated except as permitted herein. Any attempted transfer of this Convertible Subordinated Promissory Note in violation of such terms shall be null and void and of no effect. Neither this Convertible Subordinated Promissory Note nor the shares of Common Stock into which it is convertible have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and neither may be sold unless (i) a registration statement under the Securities Act is in effect therefor or the Company has received an opinion of counsel to the effect that registration is not required under the Securities Act in connection with such sale or (ii) the securities are sold in accordance with Rule 144 promulgated under the Securities Act.

The payment of principal and interest on this Convertible Subordinated Promissory Note is subject to certain recoupment provisions set forth in the Agreement and Plan of Merger, dated as of March 19, 2002, by and among iPayment Holdings, Inc., iPayment Acquisition Sub, Inc. and E-Commerce Exchange, Inc.

The payment of the debt evidenced hereby is subordinated to all debts of the maker to BANK OF AMERICA, NA as set forth in a Subordination Agreement dated March 19, 2002. The payment of the debt evidenced hereby also is subordinated to all debts of the maker to HARBINGER MEZZANINE PARTNERS, L.P. as set forth in a Subordination Agreement dated March 19, 2002.


                             iPayment Holdings, Inc.
                Form of Convertible Subordinated Promissory Note

March 19, 2002                                                    $_____________

         iPayment Holdings, Inc., a Tennessee corporation (the "Company"), hereby promises to pay to the order of ____________ the principal amount of ____________ together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note was issued pursuant to that certain Merger Agreement, dated as of March 19, 2002, by and among the Company, E-Commerce Exchange, Inc. and the other parties thereto (as amended or modified from time to time in accordance with its terms, the "Merger Agreement"), and this Note is one of the "Notes" referred to in the Merger Agreement. Certain capitalized terms used in this Note have the meanings set forth in paragraph 10 hereof.

         1. Payment of Interest. Except as otherwise expressly provided in paragraph 6(b) hereof, interest shall accrue at the rate of ____ percent (____%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of this Note (including any capitalized interest) outstanding from time to time. Except as otherwise expressly provided in the next sentence, the Company shall pay to the holder of this Note all accrued interest on March 31, June 30, September 30 and December 31 of each year while this Note is outstanding, beginning March 31, 2002. Notwithstanding the foregoing, until March 31, 2005, one-half of the accrued interest otherwise payable to the holder of this Note on the dates specified above shall be added to the principal amount of this Note on each of the dates specified above and shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note (and on any interest which has not been paid on the date on which it is due and payable) until such time as payment therefor is actually delivered to the holder of this Note.

         2. Payment of Principal on Note.

             (a) Maturity Date. The Company shall pay the entire outstanding principal amount of this Note to the holder of this Note on March 19, 2008, together with all accrued and unpaid interest on this Note.

             (b) Mandatory Prepayments. The holder or holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) upon the consummation of a Prepayment Event. If the holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to such Notes. The Company shall send written notice to the holders of the Notes at least ten (10) days prior to the date on which any Prepayment Event shall take place describing in reasonable detail the material terms and proposed date of consummation thereof. Except as otherwise provided in this paragraph 2(b), the Company may not, at any time, prepay all or any portion of the outstanding principal amount of the Notes. Notwithstanding any provision contained in this paragraph 2 or otherwise, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note until such time as such amount has been paid and delivered to the holder of this Note.

             (c) Reduction in Principal Amount. The principal amount of the Notes held by each holder (and hence the number of shares of the underlying

Conversion Stock into which such Notes are convertible) shall be reduced without further action of the Company or the holder hereof in accordance with the provisions of Article VIII of the Merger Agreement.

         3. Pro Rata Payment. Except as otherwise expressly provided in this Note, all payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to any
Note in excess of such holder's pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided herein), by acceptance of a Note each such holder agrees to purchase from the other holders of the Notes a participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

         4. Subordination. All payments of principal and interest under this Note are subject to the provisions of that certain Subordination Agreement dated as of March 19, 2002 by and among Bank of America, NA, the Company, iPayment Technologies, Inc., First Acquisition Company and the Noteholders, and that certain Subordination Agreement dated as of March 19, 2002 by and among Harbinger Mezzanine Partners, L.P., the Company, iPayment Technologies, Inc., First Acquisition, and the Noteholders.

         5. Additional or Replacement Senior Debt and Junior Debt. By accepting this Note and any payments hereunder, each holder of this Note agrees that the Company and its Affiliates may incur Qualified Indebtedness and Obligations, and that all of the indebtedness and obligations now owed or that hereafter may be owed by the Company to such holder pursuant to this Note, together with any and all such instruments, documents and agreements hereafter securing such indebtedness and obligations, shall be junior and subordinate in every respect (other than with respect to scheduled payments of interest and principal not made in violation of any subordination agreements or other documents reasonably requested by such Qualified Lenders) to all Qualified Indebtedness and Obligations, direct or contingent, now owed or that hereafter may be owed by the Company and its Affiliates to any Qualified Lender, together with all other instruments, documents and agreements hereafter securing such Qualified Indebtedness and Obligations, and that such holder will execute and deliver promptly all subordination agreements (substantially in the form of the subordination agreements referred to in paragraph 4 above) and other documents reasonably requested by such Qualified Lenders to further evidence such subordination. The Company covenants and agrees with the holder of this Note that it and its Affiliates shall not incur any indebtedness or obligations other than (a) Qualified Indebtedness and Obligations, or (b) secured indebtedness or obligations, but not indebtedness for borrowed money, incurred in connection with an acquisition or similar transaction unless it is junior and subordinate to all obligations pursuant to this Note and the holder of such indebtedness or obligations executes and delivers promptly all subordination agreements (substantially in the form of the subordination agreements dated on or about the date this note is issued among the Noteholders and certain holders of notes subordinated thereto) and other documents reasonably requested by the holder of this Note to further evidence such subordination.

         6. Events of Default

             (a) Definition. For purposes of this Note, an "Event of Default" shall be deemed to have occurred if:

             (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note or the full amount of any principal payment on any Note;

             (ii) the Company fails to perform or observe any other provision contained in the Notes; provided that no Event of Default shall be deemed to have occurred under this subparagraph (ii) if the Company establishes that (A) the particular Event of Default has not been caused by knowing or purposeful conduct by the Company or any Subsidiary, (B) the Company has exercised, and continues to exercise, best efforts to expeditiously cure the Event of Default (if cure is possible), and (C) the Event of Default is not material to the financial condition, operating results, operations, assets or business of the Company and its Subsidiaries, taken as a whole;

             (iii) any representation or warranty contained in Article V of the Merger Agreement is false or misleading in any material respect on the date made and such false or misleading representation or warranty has a material adverse effect on any holder's investment in the Notes; provided that this subparagraph 6(a)(iii) shall cease to form the basis of an Event of Default after the first anniversary of the issuance of this Note;

             (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any

Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days;

             (v) a judgment is rendered against the Company or any Subsidiary other than in any matter disclosed by the Company in the Merger Agreement that has a material adverse effect on the financial condition, operating results, operations, assets or business of the Company and its Subsidiaries taken as a whole;

             (vi) the Company or any Subsidiary defaults in the performance of any obligation if the effect of such default is (A) to cause or result in indebtedness or obligations owed to Bank of America, NA, Harbinger or any other Qualified Lender to become due prior to its stated maturity or (B) to cause a material adverse effect on the financial condition, operating results, operations, assets or business of the Company and its Subsidiaries taken as a whole; or

             (vii) a representative designated pursuant to the Voting Agreement by the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding fails to be duly elected to the Company's Board of Directors or is removed from the Company's Board of Directors (other than by such holder or holders).

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

             (b) Consequences of Events of Default.

                 (i) If any Event of Default of the type described in subparagraph 6(a)(i) or 6(a)(ii) has occurred and continued for fifteen (15) days or any other Event of Default has occurred, the interest rate on the Notes shall increase immediately by an increment of two (2) percentage points (2%). Thereafter, until such time as no Event of Default exists, the interest rate shall increase automatically at the end of each succeeding 30-day period by an additional increment of one (1) percentage points (1%) (but in no event shall the interest rate exceed 10%). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default exists (subject to subsequent increases pursuant to this subparagraph).

                 (ii) If an Event of Default of the type described in subparagraph 6(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

                 (iii) If any Event of Default of the type described in subparagraph 6(a)(i) has occurred and continued for fifteen (15) days or any other Event of Default (other than under subparagraph 6(a)(ii) or 6(a)(iv)) has occurred, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes.

                 (iv) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                 (v) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         7. Conversion.

            (a) Conversion Procedure.

                (i) At any time and from time to time after the first anniversary of the Closing Date or, if earlier, upon the occurrence of a Liquidity Event, and prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note (other than in the case of Liquidity Events that are Co-Sale Opportunities, in which case the holder may convert only that portion of the outstanding principal amount of this Note (not to exceed 80% of the initial principal amount) necessary to obtain the number of shares of Conversion Stock such holder will sell in the Co-Sale Opportunity) into a number of shares of the Conversion Stock (excluding any fractional share) determined by dividing the principal amount designated by such holder to be converted by the Conversion Price then in effect.

                (ii) Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                (iii) Notwithstanding any other provision hereof, if a conversion of any portion of this Note is to be made in connection with a sale of the Company or any other event specified by the holder hereof, the conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of such sale of the Company or other event, in which case such conversion shall not be deemed to be effective until the consummation of such transaction or other event.

                (iv) As soon as possible after a conversion has been effected (but in any event within three (3) business days in the case of clause (A) below), the Company shall deliver to the converting holder:

                     (A) a certificate or certificates representing the number of shares of Conversion Stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder of this Note has specified;

                     (B) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (v) below; and

                     (C) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

                (v) If any fractional share of Conversion Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to such fraction multiplied by the Conversion Price then in effect.

                (vi) The issuance of certificates for shares of Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                (vii) The Company shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company or the holder of this
Note), provided that the holder of this Note shall be responsible for paying all costs, including any filing fees, in connection therewith.

                (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Note, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                       (b) Conversion Price. The initial Conversion Price shall be $10.71428. In order to prevent dilution of the conversion rights granted under the Notes, the Conversion Price shall be subject to adjustment from time to time to the extent provided in this paragraph 7.

                       (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                       (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) shares of Conversion Stock immediately thereto-fore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to such holder's rights and interests to insure that the provisions of this paragraph 7 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                       (e) Notices.

                           (i) Immediately upon any adjustment of the Conversion
Price, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii) The Company shall send written notice to the
holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (iii) The Company also shall send written notice to
the holder of this Note at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                           (iv) The Company also shall send written notice to
the holder of this Note at least twenty (20) days prior to the date on which the Company declares a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock.

                           (v) The Company also shall send written notice to the
holder of this Note at least twenty (20) days prior to the date on which the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.

         8. Transfer. No holder of this Note shall sell, transfer or assign any interest in this Note except to any Affiliate of such holder without the consent of the Company (which consent shall not be unreasonably withheld or denied).

         9. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes.

         10. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

             "Affiliate" means of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

             "Common Stock" means the Company's Common Stock, no par value.

             "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

             "Conversion Stock" means shares of the Company's authorized but unissued Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

             "Co-Sale Opportunity" means the delivery by any Selling Shareholder of a Co-Sale Notice (as such terms are defined in the iPayment Holdings, Inc. Right of First Refusal and Co-Sale Agreement, dated as of April 12, 2001, by and among the Company and the Persons identified on the exhibits thereto, as amended by Amendment No. 1 to the Right of First Refusal and Co-Sale Agreement, dated as of March 19, 2002 (as so amended, the "Co-Sale Agreement")).

             "Liquidity Event" means any liquidation, dissolution and winding up of the Company, any Prepayment Event, any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or
(ii) fair market value determined in the reasonable good faith judgment of the Company's Board of Directors) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), any redemption or repurchase of capital stock representing a majority of the voting power of the outstanding shares of capital stock of the Company, any public offering of the Company's capital stock, any Co-Sale Opportunity or any Organic Change.

             "Noteholders" means those persons whose names are set forth in Exhibit A to this Note.

             "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

             "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

             "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "Prepayment Event" means (i) any sale of the Company to any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934) pursuant to which such Person or Persons acquire (x) capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors or more than fifty percent (50%) of the

Company's issued and outstanding Common Stock (whether by merger, consolidation or the sale of the Company's capital stock or otherwise) or (y) all or substantially all of the Company's assets determined on a consolidated basis; or
(ii) any sale, transfer or issuance or series of sales, transfers and/or issuances of the Company's capital stock by the Company or any holders thereof which results in any Person or group of Persons, other than the holders of the Company's Common Stock and the holders of the Notes immediately following the consummation of the transactions contemplated by the Merger Agreement, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors or more than fifty percent (50%) of the Company's issued and outstanding Common Stock; provided that a Prepayment Event shall not be deemed to have occurred if any of the foregoing transactions occurs as a result of (i) Greg Daily being issued equity incentives by the Company or (ii) other equity investments made by Greg Daily, each as approved by the Company's Board of Directors.

             "Qualified Indebtedness and Obligations" means all indebtedness for borrowed money, and all obligations arising out of or related to such indebtedness, directly or indirectly, contingent or otherwise, of the Company to any Qualified Lender which have been approved by the Board of Directors of the Company and which is not convertible into equity securities of the Company, including without limitation the current indebtedness and obligations of the Company to Bank of America, NA and Harbinger Mezzanine Partners, L.P., and all renewals, increases, amendments to and replacements thereof.

             "Qualified Lender" means any nationally, regionally or locally recognized bank, savings and loan or other financial institution, institutional lender, mezzanine lender, investment bank, investment company, investment group, venture capital firm or venture capital group, including without limitation Bank of America, NA and Harbinger Mezzanine Partners, L.P. Notwithstanding the foregoing, any entity that is formed solely to make an investment in the Company shall not be deemed to be a Qualified Lender.

             "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

             "Voting Agreement" means the Voting Agreement, dated as of April 12, 2001, by and among the Company and the parties listed on the signature pages thereto, as amended by Amendment No. 1 to the Voting Agreement, dated as of March 19, 2002.

         11. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         12. Payments. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

         13. Place of Payment. Payments of principal and interest shall be delivered to the holder of this Note at the following address:

                                 --------------

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

         14. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Tennessee or the State of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.



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

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

                                                    iPAYMENT HOLDINGS, INC.



                                                    By:
                                                       -------------------------

                                                    Its:
                                                        ------------------------


Accepted and Agreed:



----------------------------------------



By:
   -------------------------------------

Its:
    ------------------------------------
Date:    March 19, 2002


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